Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32875) of Johnson & Johnson of our report dated June 20, 2008 relating to the financial statements of the Johnson & Johnson Retirement Savings Plan, which appears in this
Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 23, 2008